Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 31, 2021 on our audits of the consolidated financial statements of Aixin Life International, Inc. (the “Company”) as of and for the years ended December 31, 2020 and 2019, respectively, which report was included in the Annual Report on Form 10-K of the Company filed March 31, 2021 in the Company’s Registration Statement on Form S-8 (Registration No. 333-229182)

KCCW Accountancy Corp. Certified Public Accountants

Diamond Br, California

March 31, 2021